EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2025 First Quarter Results

•Sales for the quarter increased 13.6 percent. Organic sales increased 3.6 percent, acquisitions net of divestitures increased sales 8.8 percent, and foreign currency increased sales 1.2 percent.
•Income before income taxes was $58.8 million in the first quarter of fiscal 2025 compared to $59.4 million in the first quarter of fiscal 2024. Adjusted Income Before Income Taxes* in the first quarter of fiscal 2025 was $68.6 million compared to $61.8 million in the first quarter of fiscal 2024.
•Diluted EPS was $0.97 in the first quarter of both fiscal 2025 and 2024. Adjusted Diluted EPS* increased 12.0 percent to $1.12 in the first quarter of fiscal 2025 compared to $1.00 in the same quarter of the prior year.

MILWAUKEE (November 18, 2024) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2025 first quarter ended October 31, 2024.

Quarter Ended October 31, 2024 Financial Results:
Sales for the quarter ended October 31, 2024 increased 13.6 percent, which consisted of an organic sales increase of 3.6 percent, an increase of 9.9 percent from acquisitions, an increase of 1.2 percent from foreign currency translation and a decrease of 1.1 percent from divestitures. Sales for the quarter ended October 31, 2024 were $377.1 million compared to $332.0 million in the same quarter last year. By region, sales increased 10.7 percent in the Americas & Asia and increased 19.3 percent in Europe & Australia, which included an organic sales increase of 5.1 percent in the Americas & Asia and an organic sales increase of 0.7 percent in Europe & Australia.
Income before income taxes decreased 1.0 percent to $58.8 million in the quarter ended October 31, 2024 compared to $59.4 million in the same quarter last year. Adjusted Income Before Income Taxes* in the quarter ended October 31, 2024, which was adjusted for amortization expense and other acquisition-related charges of $9.8 million, was $68.6 million, an increase of 11.0 percent compared to the first quarter of last year. Adjusted Income Before Income Taxes* in the quarter ended October 31, 2023, which was adjusted for amortization expense of $2.4 million, was $61.8 million.
Net income in the quarter ended October 31, 2024 was $46.8 million compared to $47.2 million in the same quarter last year. Earnings per diluted Class A Nonvoting Common Share were $0.97 in both the first quarter of fiscal 2025 and 2024. Adjusted Net Income* in the quarter ended October 31, 2024 was $54.2 million compared to $49.1 million in the same quarter last year. Adjusted Diluted EPS* in the quarter ended October 31, 2024 was $1.12.

Commentary:
“Our investments in our sales force and in research and development are paying off as we grew sales organically in both of our regions this quarter, and we have more innovative new products planned for launch in 2025,” said Brady’s President and CEO, Russell R. Shaller. “This quarter we also completed our acquisition of Gravotech, adding an exciting new solution to our offerings. Gravotech designs and manufactures specialized laser and mechanical engravers, which enhances our identification product portfolio and allows us to provide precision direct part marking solutions. I’m looking forward to our collaborative new product development plans in 2025.”
“We generated adjusted EPS of $1.12 this quarter, which represented 12.0 percent growth compared to the first quarter of last year,” said Brady’s Chief Financial Officer, Ann Thornton. “This strong performance was driven by organic sales growth and continued gross margin expansion in our organic business. Even after investing $140.6 million in acquisitions in the first quarter, we remain in a net cash position of $29.0 million as of October 31, 2024. Our strong balance sheet, strategic investments in organic and inorganic opportunities, and continued cash generation position us to drive shareholder value into the future.”

Fiscal 2025 Guidance:
The Company’s Adjusted Diluted EPS* guidance for the year ending July 31, 2025 remains unchanged at $4.40 to $4.70 per share, and the Company’s GAAP earnings per diluted Class A Nonvoting Common Share guidance for the year ending July 31, 2025 was updated for amortization and other acquisition-related charges to $4.02 to $4.32 per share.
The other assumptions included in our fiscal 2025 guidance are effectively unchanged. We expect a full-year income tax rate of approximately 20 percent, depreciation and amortization expense of approximately $40 million, and capital expenditures of approximately $35 million. Our fiscal 2025 guidance is based on foreign currency exchange rates as of October 31, 2024 and assumes continued economic growth.

A webcast regarding Brady’s fiscal 2025 first quarter financial results will be available at www.bradycorp.com/investors beginning at 9:30 a.m. central time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2024, employed approximately 5,700 people in its worldwide businesses. Brady’s fiscal 2024 sales were approximately $1.34 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

* Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS are non-GAAP measures. See appendix for more information on these measures, including reconciliations to the most directly comparable GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of raw materials and labor as well as material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate and grow acquired companies, and to manage contingent liabilities from divested businesses; difficulties in protecting our websites, networks, and systems against security breaches; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; global climate change and environmental regulations; litigation, including product liability claims; foreign currency fluctuations; changes in tax legislation and tax rates; potential write-offs of goodwill and other intangible assets; differing interests of voting and non-voting shareholders and changes in the regulatory and business environment around dual-class voting structures; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2024.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars in thousands, except per share data)

	Three months ended October 31,
	2024	2023
Net sales	$377,065	$331,983
Cost of goods sold	187,376	160,264
Gross margin	189,689	171,719
Operating expenses:
Research and development	18,921	15,702
Selling, general and administrative	111,846	96,287
Total operating expenses	130,767	111,989

Operating income	58,922	59,730

Other income (expense):
Investment and other income (expense)	1,234	438
Interest expense	(1,356)	(766)

Income before income taxes	58,800	59,402

Income tax expense	12,017	12,161

Net income	$46,783	$47,241

Net income per Class A Nonvoting Common Share:
Basic	$0.98	$0.97
Diluted	$0.97	$0.97

Net income per Class B Voting Common Share:
Basic	$0.96	$0.96
Diluted	$0.95	$0.95

Weighted average common shares outstanding:
Basic	47,732	48,505
Diluted	48,217	48,811

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	October 31, 2024	July 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$145,661	$250,118
Accounts receivable, net of allowance for credit losses of $10,295 and $6,749, respectively	218,258	185,486
Inventories	178,688	152,729
Prepaid expenses and other current assets	13,462	11,382
Total current assets	556,069	599,715
Property, plant and equipment—net	201,374	195,758
Goodwill	671,705	589,611
Other intangible assets	116,369	51,839
Deferred income taxes	16,841	15,596
Operating lease assets	42,157	38,504
Other assets	23,361	24,546
Total	$1,627,876	$1,515,569
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,179	$84,691
Accrued compensation and benefits	65,004	77,954
Taxes, other than income taxes	22,901	14,061
Accrued income taxes	11,994	7,424
Current operating lease liabilities	13,120	13,382
Other current liabilities	90,272	67,170
Total current liabilities	301,470	264,682
Long-term debt	116,645	90,935
Long-term operating lease liabilities	29,201	25,342
Other liabilities	71,628	67,952
Total liabilities	518,944	448,911
Stockholders’ equity:
Common stock:
Class A nonvoting common stock—Issued 51,261,487 shares, and outstanding 44,223,664 and 44,042,462 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	354,592	353,654
Retained earnings	1,209,406	1,174,025
Treasury stock—7,037,823 and 7,219,025 shares, respectively, of Class A nonvoting common stock, at cost	(344,012)	(351,947)
Accumulated other comprehensive loss	(111,602)	(109,622)
Total stockholders’ equity	1,108,932	1,066,658
Total	$1,627,876	$1,515,569

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2024	2023
Operating activities:
Net income	$46,783	$47,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,164	7,466
Stock-based compensation expense	5,813	4,163
Deferred income taxes	(903)	(2,225)
Other	(880)	1,137
Changes in operating assets and liabilities:
Accounts receivable	(4,385)	(2,205)
Inventories	(2,107)	6,152
Prepaid expenses and other assets	(1,136)	(1,488)
Accounts payable and accrued liabilities	(33,960)	(3,725)
Income taxes	4,017	5,757
Net cash provided by operating activities	23,406	62,273

Investing activities:
Purchases of property, plant and equipment	(7,286)	(11,279)
Acquisition of businesses, net of cash acquired	(140,625)	—
Other	10	—
Net cash used in investing activities	(147,901)	(11,279)

Financing activities:
Payment of dividends	(11,402)	(11,338)
Proceeds from exercise of stock options	5,855	2,598
Payments for employee taxes withheld from stock-based awards	(2,090)	(2,333)
Purchase of treasury stock	—	(14,121)
Proceeds from borrowing on credit facilities	135,149	38,551
Repayment of borrowing on credit facilities	(109,439)	(36,000)
Other	190	1,149
Net cash used in financing activities	18,263	(21,494)

Effect of exchange rate changes on cash	1,775	(5,680)

Net (decrease) increase in cash and cash equivalents	(104,457)	23,820
Cash and cash equivalents, beginning of period	250,118	151,532

Cash and cash equivalents, end of period	$145,661	$175,352

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended October 31,
	2024	2023
NET SALES
Americas & Asia	$245,428	$221,626
Europe & Australia	131,637	110,357
Total	$377,065	$331,983

SALES INFORMATION
Americas & Asia
Organic	5.1%	3.3%
Acquisitions	7.4%	—%
Currency	(0.2)%	—%
Divestiture	(1.6)%	(1.9)%
Total	10.7%	1.4%
Europe & Australia
Organic	0.7%	1.4%
Acquisitions	15.0%	—%
Currency	3.6%	4.6%
Total	19.3%	6.0%
Total Company
Organic	3.6%	2.7%
Acquisitions	9.9%	—%
Currency	1.2%	1.5%
Divestiture	(1.1)%	(1.3)%
Total	13.6%	2.9%

SEGMENT PROFIT
Americas & Asia	$54,900	$49,897
Europe & Australia	13,114	16,744
Total segment profit	$68,014	$66,641
SEGMENT PROFIT AS A PERCENT OF NET SALES
Americas & Asia	22.4%	22.5%
Europe & Australia	10.0%	15.2%
Total	18.0%	20.1%

	Three months ended October 31,
	2024	2023
Total segment profit	$68,014	$66,641
Unallocated amounts:
Administrative costs	(9,092)	(6,911)
Investment and other income	1,234	438
Interest expense	(1,356)	(766)
Income before income taxes	$58,800	$59,402

GAAP to NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)
In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.
Adjusted Income Before Income Taxes:
Brady is presenting the non-GAAP measure, "Adjusted Income Before Income Taxes." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income before income taxes to the non-GAAP measure of Adjusted Income Before Income Taxes:

	Three months ended October 31,
	2024	2023
Income before income taxes (GAAP measure)	$58,800	$59,402
Amortization expense	4,713	2,355
Non-recurring acquisition-related costs and other expenses	5,059	—
Adjusted Income Before Income Taxes (non-GAAP measure)	$68,572	$61,757

Adjusted Income Tax Expense:
Brady is presenting the non-GAAP measure, "Adjusted Income Tax Expense." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Income tax expense to the non-GAAP measure of Adjusted Income Tax Expense:

	Three months ended October 31,
	2024	2023
Income tax expense (GAAP measure)	$12,017	$12,161
Amortization expense	1,133	546
Non-recurring acquisition-related costs and other expenses	1,265	—
Adjusted Income Tax Expense (non-GAAP measure)	$14,415	$12,707

Adjusted Net Income:
Brady is presenting the non-GAAP measure, "Adjusted Net Income." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income to the non-GAAP measure of Adjusted Net Income:

	Three months ended October 31,
	2024	2023
Net income (GAAP measure)	$46,783	$47,241
Amortization expense	3,580	1,809
Non-recurring acquisition-related costs and other expenses	3,794	—
Adjusted Net Income (non-GAAP measure)	$54,157	$49,050

Adjusted Diluted EPS:
Brady is presenting the non-GAAP measure, "Adjusted Diluted EPS." This is not a calculation based upon GAAP. The amounts included in this non-GAAP measure are derived from amounts included in the Consolidated Financial Statements. We do not view these items to be part of our ongoing results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of the GAAP measure of Net income per Class A Nonvoting Common Share to the non-GAAP measure of Adjusted Diluted EPS (Note that certain amounts will not foot due to rounding):

	Three months ended October 31,
	2024	2023
Net income per Class A Nonvoting Common Share (GAAP measure)	$0.97	$0.97
Amortization expense	0.07	0.04
Non-recurring acquisition-related costs and other expenses	0.08	—
Adjusted Diluted EPS (non-GAAP measure)	$1.12	$1.00

Adjusted Diluted EPS Guidance:

	Fiscal 2025 Expectations
	Low	High
Earnings per Class A Nonvoting Common Share (GAAP measure)	$4.02	$4.32
Amortization expense	0.30	0.30
Non-recurring acquisition-related costs and other expenses	0.08	0.08
Adjusted Diluted EPS (non-GAAP measure)	$4.40	$4.70